UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2025

VYOME HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-37897	26-1828101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harvard Square, One Mifflin Place, Suite 400 Cambridge, MA	02138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 832-8147

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	HIND	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Letter of Intent with LICH and Remus:

On December 17, 2025, Vyome Holdings, Inc. (the “Company”) entered into a binding letter of intent (the “LOI”) among, the Company, LiveChain, Inc. (“LICH”) and Remus Capital Series B II, L.P. (“Remus”). , regarding a proposed transaction pursuant to which LICH, an indirect subsidiary of the Company, agreed to execute definitive agreements to acquire a senior secured convertible note (the “Note”) issued by Sociometric Solutions, Inc., d/b/a Humanyze (“Humanyze”) and held by Remus in exchange for the issuance to Remus of shares of common stock of LICH.

Under the LOI, LICH agreed to form a subsidiary (“Newco Sub”), which will enter into a Note Purchase and Exchange Agreement with Remus to acquire the Note. As consideration, LICH will issue to Remus shares representing 25% of the fully diluted common stock of LICH immediately prior to closing. An additional 10% of LICH’s common stock will be reserved for issuance to key and future employees of LICH, such that current LICH shareholders are expected to own 65% of LICH post-closing of the transaction.

Remus agreed to ensure that Humanyze remains active and in good standing for purposes of servicing select existing debts, liabilities, and other obligations. Remus will have the right to appoint one director to the LICH board immediately after closing. The LICH board and CEO will use their best efforts to raise capital as needed. As a condition to closing of the transaction, LICH agreed to pay a good faith deposit of $20,000 to be remitted directly to Humanyze in lieu of Remus.

Under the LOI, the parties agreed to use commercially reasonable efforts to execute definitive agreements within 30 days of the execution of the LOI and to consummate the transaction within an additional 45 days following satisfaction of all conditions to closing.

The LOI and the transactions contemplated thereunder constitute a related party transaction. Accordingly, the LOI was reviewed and approved by the Audit Committee of the Board of Directors of the Company prior to its execution. Mr. Krishna K. Gupta (founder and CEO of Remus) and Mr. John Tincoff (a partner of Remus) recused themselves from the Audit Committee’s deliberations with respect to the LOI. The LOI was also reviewed and approved by the Company’s Board of Directors prior to its execution. Mr. Krishna K. Gupta (founder and CEO of Remus), Mr. Stash Pomichter (a partner of Remus) and Mr. John Tincoff (a partner of Remus) recused themselves from the Board of Directors’ deliberations with respect to the LOI.

The description above is a summary of the principal terms of the LOI and does not constitute a complete description of all terms. The terms contained in the LOI are binding and are subject to the execution of definitive agreements and closing conditions being met.

The foregoing description of the LOI is qualified in its entirety by reference to the full text of the LOI, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein in its entirety by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Binding Letter of Intent, dated December 17, 2025, by and among Vyome Holdings, Inc., LiveChain, Inc., and Remus Capital Series B II, L.P.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYOME HOLDINGS, INC.

December 23, 2025	By:	/s/ Venkat Nelabhotla
	Name:	Venkat Nelabhotla
	Title:	President & Chief Executive Officer

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